gratusfunds.com

MENU

GRATUS FUNDS

Take Your Mountain

Welcome to Gratus, where we empower you to invest with purpose. Start your investing journey today.

START YOUR JOURNEY

Where are you on your journey towards financial health?

- In debt and just learning about financial health
- New to investing and ready to jump in
- Investing already but not achieving market rates
- Investing already and achieving market rates but want to lessen volatility
- Ready to surpass market rates
- Ready to fund new ventures

NEXT

In what areas do you plan to make a difference?

- Fund a purposeful venture or initiative
- Philanthropy
- Get involved in causes personally with newly found freedom
- Other

What else will you do with the extra source of income?

- Buy a second house
- Travel more
- Save for retirement
- College tuition
- Start a business

NEXT

Back

What is the approximate size of your investment portfolio?

10k — 1M

NEXT

Back

How long are you looking to invest?

- (●) 15+ years
- ( ) 10 years
- ( ) 5 years
- ( ) Under 5 years

NEXT

Back

gratusfunds.com/#six

MENU

GRATUS FUNDS

Sign Up Now to Invest With Purpose Today:

First Name

Last Name

Email

Password

☐ I acknowledge the full disclaimer below:

For our anticipated Regulation A+ offering, until such time that the Offering Statement is qualified by the SEC, no money or consideration is being solicited, and if sent in response prior to qualification, such money will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified. Any offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person's indication of interest involves no obligation or commitment of any kind. The most recent versions of the Preliminary Offering Circulars for our Funds may be found at gratusfunds/offeringcircular

SIGN UP

Back

The information contained within this website is neither an offer to sell nor a solicitation of an offer to buy any securities described herein. An offering will only be made only by delivery of all the requisite offering documents. You should read these offering documents (including each of their Exhibits) in their entirety in order to understand fully all of the implications and risks of any offering of securities. An investment should be made only after careful review of all the offering documents. The information contained herein is subject to the representations provided in the offering document

Please note that no money or other consideration is being solicited for our Regulation A+ Offering at this time and if sent into Gratus Capital Properties Fund III, LLC will not be accepted. No offer to buy securities in a Regulation A+ offering of Gratus Capital Properties Fund III, LLC can be accepted and no part of the purchase price can be received until Gratus Capital Properties Fund III, LLC's Offering Statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.

We are accepting non-binding indications of interest to purchase Interests in Gratus Capital Properties Fund III, LLC when its Regulation A+ Offering is qualified by the SEC. Any indications of interest in Gratus Capital Properties Fund III, LLC Offering or any other Gratus Fund offering involves no obligation or commitment of any kind. Our Preliminary Offering Circular, which is part of the Offering Statement, when filed, may be found at www.sec.gov or on our website at [gratusfunds.com/offeringcircular]. An investor may invest no more than 10% of the greater of their annual income (including the income of their spouse) or their net worth together with their spouse excluding the value of the person's primary residence and any loans secured by the residence (up to the value of the residence). Different rules apply to Accredited Investors and non-natural persons. Before making any representation you're your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Offering Materials And This Website May Contain Forward-Looking Statements And Information Relating To, Among Other Things, Gratus Funds Its Business Plan And Strategy, And Its Industry. These Forward-Looking Statements Are Based On The Beliefs Of, Assumptions Made By, And Information Currently Available To The Company's Management. When Used In The Offering Materials, The Words "Estimate," "Project," "Believe," "Anticipate," "Intend," "Expect" And Similar Expressions Are Intended To Identify Forward-Looking Statements, Which Constitute Forward-Looking Statements. These Statements Reflect Management's Current Views With Respect To Future Events And Are Subject To Risks And Uncertainties That Could Cause Gratus Funds Actual Results To Differ Materially From Those Contained In The Forward-Looking Statements. Investors Are Cautioned Not To Place Undue Reliance On These Forward-Looking Statements, Which Speak Only As Of The Date On Which They Are Made. Gratus Funds Does Not Undertake Any Obligation To Revise Or Update These Forward-Looking Statements To Reflect Events Or Circumstances After Such Date Or To Reflect The Occurrence Of Unanticipated Events.


GRATŪS
FUNDS

Welcome to Gratūs Funds!

We are grateful that you have taken this step with us on your financial journey.

Now that you are part of our Gratūs community we are looking forward to providing you with insights and opportunities in alternative investing. We are passionate about sharing in this journey with those who are pursuing their purpose and are serious about achieving their financial goals.



If you have any questions, please drop us a message at: **hello@gratusfunds.com**. Otherwise, we will follow up with helpful content and you will be one of the first to know when our next fund is live!

Take the next step with us...

Schedule A Call

Gratūs Funds's Post

Gratūs Funds

Sponsored ·

With the stock market near all time highs and continued economic uncertainty, there has never been a more important time to diversify your portfolio with alternative assets.

Gratus Funds provides direct ownership of commercial multi-family real estate investments that have historically provided strong returns, with lower volatility and significant cash flow.

Looking for ways to accelerate your investing journey so you can level up your impact?

Drop us a line in the form below to find out more about how we can help you Take Your Mountain.

.

.

.

.

.

https://bit.ly/3vkm1fR

.

.

.

https://bit.ly/3vkm1fR

YOU CAN'T ACHIEVE YOUR DREAMS WITHOUT THESE TWO THINGS...



how powerful it is if you do it well.

Want strong returns with less volatility and significant cash flow?

Sign Up

37.1K Views

Like

Comment

Write a comment...

GIF



Gratūs Funds

Alternative Investments for the Masses

Are you looking for ways to diversify you portfolio and accelerate your investing journey?
Give us a few details below to find out...

Show more...

Gratūs Funds's Post

Gratūs Funds
Sponsored ·

Introducing Gratūs Funds. Our mission is to bring alternative investments to the masses. Until just a few years ago these investments were blocked from most people due to outdated laws. However, that has all changed and it's time to seize this opportunity.

Visit gratusfunds.com or follow us on social media to learn more about how Gratūs Funds can help accelerate your investing journey so you can level up your impact and Take Your Mountain.

.
.
.
.
.
.
https://bit.ly/3vkm1fR


FB

Write a comment...

GIF

10

30

Gratūs Funds's Post

accelerate your investing journey so you can level up your impact and Take Your Mountain.

.

.

.

.

.

.

https://bit.ly/3vkm1fR


This is your purpose to uncover, your mountain to climb.

GRATUSFUNDS.COM

Introducing Gratūs Funds

Learn More

Gratūs Funds's Post

Gratūs Funds
Sponsored ·

Introducing Gratūs Funds. We are focused on bringing alternative investments to a broad audience. Until just a few years ago these investments were blocked from most people due to outdated laws. However, that has all changed and it's time to take advantage.

Join us on social media to learn more about how Gratūs Funds can help accelerate your investing journey

.
.
.
.
.

https://bit.ly/3vkm1fR



YOU CAN'T ACHIEVE YOUR DREAMS WITHOUT THESE TWO THINGS...
GRATŪS

gratusinvestors



LIVE NOW!
GRATUSFUNDS.COM
GRATUS
Alternatives can grow the risk and return profile of a portfolio and grow total return through access to a broader set of investments and strategies.
Increase income
Alternatives may offer higher yields than traditional investments—especially during periods of low interest rates.

16 views

gratusinvestors Proud to announce www.gratusfunds.com. Click the link in our bio and learn more about how we can help you Take Your Mountain. #purposedrivesperformance

gratusfunds.com/disclaimers



gratusinvestors

gratusinvestors As summer is coming into focus and the country is opening back up, there's never been a better time to get into alternative investments. The stock market continues its volatility while real estate investments are displaying strong profiles for steady growth.

gratusfunds.com/disclaimers

2d



gratusinvestors ...

gratusinvestors Join the community of investors who are taking control of their future. #gratusinvestors

gratusfunds.com/disclaimers

12w


NOW INTRODUCING
GRATUS FUNDS
GRATŪS
acquiring commercial
real estate projects

gratusinvestors

gratusinvestors Introducing Gratûs

Gratûs is focused on bringing alternative investments to a broad audience. Until just a few years ago these investments were blocked from most people due to outdated laws. However, that has all changed and it's time to take advantage. #gratusfunds

gratusfunds.com/disclaimers

13w

gratusinvestors #investing #stocks #bitcoin #trading #money #alternative #alternativeinvestment



gratusinvestors

gratusinvestors Break free of hindrances in your path and begin your journey to financial freedom.

Gratus Funds - Where purpose drives performance.

gratusfunds.com/disclaimers

14w

GRATŪS

FUNDS

gratusinvestors

gratusinvestors Gratus Funds. Where purpose drives performance.

gratusfunds.com/disclaimers

15w

Gratus Funds
Published by Hootsuite · March 12 ·

Working hard every day for you

https://gratusfunds.com/disclaimers

Gratus Funds is a private equity impact investment company providing main street investors greater access to alternative investments in real estate and private business.

55
People Reached

3
Engagements

Boost Unavailable

GRATUS

-

latin for gratitude
(n.)[gruh-toos]

the quality of being thankful; a readiness to show appreciation for and to return kindness

gratusinvestors

gratusinvestors Gratitude over greed. This is the model that differentiates Gratus and drives our teams performance....

gratusfunds.com/disclaimers

14w

Liked by jeremyhardwell and 12 others